EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pentair, Inc. on
Form S-3 of our report dated January 29, 1999, appearing in the Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1998 and to the reference to us under the heading
"Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP
Minneapolis, Minnesota
June 2,1999